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                                                                   EXHIBIT 10.23

                                 LEASE GUARANTY

     This Lease Guaranty (the "Guaranty") is made as of November 15, 1994 by Koll Management Services, Inc., a Delaware corporation ("Guarantor"), for the benefit of Koll Corporate Associates, a California general partnership ("Landlord"), and Aetna Life Insurance Company, a Connecticut corporation ("Aetna").

                                    RECITALS

     A. Aetna is the holder of a loan in the original principal amount of $9,000,000.00 (the "Loan") which is evidenced by a Renewal Promissory Note (the "Note") dated as of September 28, 1992, executed by Landlord, as amended by that certain Second Modification Agreement, Amendment to Note and Supplement to Deed of Trust, Assignment of Rents and Security Agreement, and Assignment of Rents and Leases, dated as of the date hereof and executed by and between Landlord and Lender (the "Second Modification Agreement"). (Unless the context requires otherwise, all references herein to the Note are to the Note as modified by the Second Modification Agreement.)

     B. The Note is secured by a Deed of Trust, Assignment of Rents and Security Agreement dated August 26, 1986 (the "Deed of Trust"), executed by TKCC, Inc., a California corporation ("Original Landlord"), as Trustor in favor of Ticor Title Insurance Company of California as Trustee and Lender as Beneficiary covering the real property described in Exhibit A
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attached thereto (the "Property").  The Deed of Trust has been amended and modified pursuant to that certain Modification Agreement and Supplement to Deed of Trust, Assignment of Rents and Security Agreement, and Assignment of Rents and Leases dated as of September 28, 1992 by and between Lender and Aetna (the "First Modification Agreement") and by the Second Modification Agreement. (Unless the context requires otherwise, all references herein to the Deed of Trust are to the Deed of Trust as modified by the First Modification Agreement and by the Second Modification Agreement.

     C. Aetna is the Assignee under an Assignment of Rents and Leases dated August 26, 1986, executed by Original Landlord (the "Assignment"), as modified by the First Modification Agreement and by the Second Modification Agreement. (Unless the context requires otherwise, all references herein to the Assignment are to the Assignment as modified by the First Modification Agreement and by the Second Modification Agreement.)

     D. The Property is leased by Landlord to The Koll Company, a California corporation ("Tenant"), pursuant to a Lease dated as of September 1, 1992 and entitled "Koll Business Center Lease" (the "Lease"), as amended by an Amendment to Lease dated on or about the date hereof (the "Lease Amendment"). (Unless the context requires otherwise, all references herein to the Lease are to the Lease as amended by the Lease Amendment.)

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     E.   Until the delivery of this Agreement, Aetna was Pledgee and Tenant was
Pledgor under a Pledge Agreement dated as of September 28, 1992 (the "Pledge Agreement"). Pursuant to the Pledge Agreement, Tenant granted to Aetna a security interest in 100,000 shares of common stock of Guarantor (the "Pledged Shares"). The security interest was granted to secure full and complete payment and performance by Tenant of all obligations of Tenant to Aetna contained in a certain Indemnity Agreement dated September 28, 1992, executed by Tenant, and the full and complete payment and performance by Tenant of those of the obligations of the Tenant under the Lease as Aetna may become entitled to enforce pursuant to the Assignment or upon succeeding to ownership of the Property by foreclosure or otherwise, all upon and subject to the terms and conditions of the Pledge Agreement.

     F. Guarantor, Landlord and Tenant now desire that the Pledged Shares be released and that the Pledge Agreement be terminated. Aetna has agreed to a termination of the Pledge Agreement, and a release of the Pledged Shares, subject to certain terms and conditions, including the execution and delivery of the Second Modification Agreement, the Lease Amendment and this Lease Guaranty.

                                   AGREEMENT
     NOW, THEREFORE, the Guarantor agrees as follows:

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     1.   Guaranty.  Guarantor unconditionally guarantees to "Guaranteed Party"
          --------
(as hereinafter defined) the timely (whether as scheduled or upon acceleration) payment and performance by Tenant of the "Guaranteed Obligations" which shall consist of all of Tenant's obligations under the Lease, including, but not limited to, the payment when due of all rent and other payments required by the Lease.

     2.   Guaranteed Party.  "Guaranteed Party" shall mean Landlord, or any
          ----------------
successor to Landlord as owner of the Property, unless and until Aetna, or a successor as holder of the Loan, becomes entitled to receive performance of any of the Guaranteed Obligations pursuant to the Assignment, and/or as a result of succeeding to the rights of Landlord or its successor as owner of the Property as a result of the occurrence of an "Event of Default" (as defined in the Note); following an Event of Default, Aetna (and/or its successors as holder of the Note or any purchaser at a foreclosure sale, or any successor to Aetna or such a purchaser as owner of the Property, all of whom shall be included within the term, "Aetna") shall be the Guaranteed Party to the extent that it succeeds to the rights of Landlord. Pursuant to the Assignment, Landlord has assigned to Aetna all of its rights under any guaranty of any lease affecting the Property and it is hereby agreed and confirmed that the guaranties so assigned include the Guaranty. However, it is understood and agreed that Aetna's rights hereunder are not dependent upon such

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assignment and that Aetna shall be entitled to require, pursuant to this
Guaranty, that Guarantor perform the Guaranteed Obligations at any time that there is both an Event of Default and a default in the performance of the Guaranteed Obligations.

     3.   Waiver of Unintended Rights.  Guarantor confirms and agrees that this
          ---------------------------
Guaranty is intended to be a guaranty of the obligations of Tenant under the Lease only and not the equivalent of a guaranty of the payment and other obligations of Landlord contained in the Note and in the Deed of Trust and other instruments evidencing or securing the Loan (the "Loan Obligations"), notwithstanding that the execution and delivery of this Guaranty is a material inducement to action taken on the part of Aetna relative to the Loan and notwithstanding that Aetna expects to be able to enforce this Guaranty, if there is both an Events of Default and a default in performance of the Guaranteed Obligations. However, if for any reason, at any time, this Guaranty contained herein or any of Guarantors' obligations hereunder, are considered the legal equivalent of a guaranty of any of the Loan Obligations, Guarantor intends to waive, and hereby waives unconditionally, to the maximum extend possible, any and all defenses which it might have as a guarantor or surety, thereby eliminating any such defenses, including defenses to the right of Aetna to exercise all of its rights as the party entitled to performance of the Guaranteed Obligations and the obligations of Guarantor hereunder. Without limiting the

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foregoing, Guarantor specifically agrees to the succeeding provisions of this
Guaranty, not only as the guarantor of obligations under the Lease, but, if it is deemed a guarantor of the Loan Obligations, as guarantor of the Loan Obligations. However, no inference should be drawn from any provisions hereof, that Guarantor would have any of the rights which a guarantor or surety in respect of the Loan Obligations might have.

     4.   Guaranteed party's Direct Rights.  This is a guaranty of payment and
          --------------------------------
performance and not a guaranty of collection. In the event that Tenant fails timely to pay or perform the Guaranteed Obligations, Guaranteed Party may enforce its rights under this Guaranty without first seeking to obtain payment or performance or recovery from or through:

            (i) Tenant;
           (ii) Landlord;
          (iii) Any collateral Aetna may hold for the Loan Obligations or any guaranty of the Loan Obligations;
           (iv) Exercise of any other remedy or right that Guaranteed Party may have.

Guarantor waives any rights it may have under California Civil Code Sections 2845 or 2849 to require Guaranteed Party first to take any of the foregoing actions. If Guaranteed Party decides to proceed first to exercise any other remedy or right, or to proceed against another person or any collateral, Guaranteed Party retains all of its rights under this Guaranty.

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     5.   Continuing Guaranty:  Effect of Termination of Lease.  This is a
          ----------------------------------------------------
continuing guaranty of the Guaranteed Obligations and may not be terminated. In the event that the Lease is amended or terminated (for any reason, including, but not limited to, mutual agreement of Landlord and Tenant or rejection in bankruptcy) without the written consent of Aetna, then this Guaranty shall remain in effect and be construed, as though such termination or amendment did not occur, and the Guaranteed Obligations, for which Guarantor shall be liable to Guaranteed Party hereunder, shall consist of the Guaranteed Obligations as they existed and would have continued to exist before giving effect to any such amendment or termination. In the event of such a termination of the Lease, Guarantor agrees, if requested by Aetna, to enter into a new lease, for the balance of the term of the Lease (as it existed prior to any amendment or termination without the written consent of Aetna), on terms identical to those contained in the Lease. However, Guarantor's obligations under this Guaranty, including this Section 5, are not dependent upon the execution of such a new Lease.

     6.   No Notice Required.  Guaranteed Party does not have to notify
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Guarantor of any of the following events and Guarantor will not be released or exonerated from its obligations under this Guaranty if it is not notified of:

            (i) Any Event of Default or any default in payment or performance of the Guaranteed Obligations;

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           (ii) Any adverse change in the financial condition or business of
Landlord or Tenant;

           (iv) Any sale or other disposition of any collateral for any of the Loan or the Guaranteed Obligations, or for any guaranty of any of the Loan or the Guaranteed Obligations;

            (v) The acceptance of this Guaranty;

           (vi) Any renewal, extension or other modification of any of the Loan or the Guaranteed Obligations;

          (vii) All other notices to which it might be entitled.

     7.   Guarantor's Additional Waivers.  Guarantor waives any right it may
          ------------------------------
have to any of the following acts in respect of the Loan or the Guaranteed
Obligations:
            (i)    Demand;
           (ii)    Presentment;
          (iii)    Diligence;
           (iv)    Protest;
            (v)    Notice of dishonor; and
           (vi)    Any other notice to which it may be entitled.

     8.   No Release of Guarantor.  Guaranteed Party may do any of the
          -----------------------
following, by action or inaction, without releasing or exonerating Guarantor from any of its obligations under this Guaranty (including any release or exoneration that might occur under California Civil Code Sections 2819, 2822, 2845, 2848, 2849, or 2850):

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             (i) Renew, extend or otherwise modify or alter any of the Loan
Obligations or any of the other Guaranteed Obligations;

            (ii) Release any party from any of the Loan Obligations or the Guaranteed Obligations;

           (iii) Sell, release subordinate, impair, waive or otherwise fail to realize upon any collateral for any of the Loan Obligations or the Guaranteed Obligations or any guaranty of any of the Loan Obligations or the Guaranteed Obligations;

            (iv) From time to time and without first requiring performance on the part of Landlord or Tenant and without being required to exhaust any or all security held by Guaranteed Party, to look to and require performance by Guarantor of any obligation on the part of Guarantor to be performed pursuant to the terms hereof, by action at law or in equity or both, and further to collect in any such action its costs and expenses, including reasonable attorneys' fees incurred in enforcing its rights hereunder;

             (v) Foreclose on any collateral for any of the Loan Obligations or the Guaranteed Obligations or any guaranty of any of the Loan Obligations or the Guaranteed Obligations in a manner that diminishes, impairs or precludes the right of Guarantor to enjoy any rights of subrogation against Landlord or Tenant or any other person, or to obtain reimbursement, performance, or indemnification for payment or performance under this Guaranty (including any of the foregoing that results from the direct or

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indirect application of California Code of Civil Procedure Sections 580a, 580b,
580c, 580d, and 726, and Commercial Code Sections 1103 and 9501, et seq.);

            (vi) Make an election under Bankruptcy Code Section 1111(b)(2);

           (vii) Permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364;

          (viii) Permit or suffer the disallowance, voidance or subordination of any of the Loan Obligations or the Guaranteed Obligations; or

            (ix) Fail to exercise any right or remedy it may have with respect to the payment or performance of any of the Loan Obligations or the Guaranteed Obligations.

Guarantor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, if this Guaranty is deemed a guaranty of the Loan Obligations, Guaranteed Party's realization through non-judicial foreclosure upon any real property constituting security could terminate any right of Guaranteed Party to recover a deficiency judgment against Landlord, thereby terminating subrogation rights which Guarantor otherwise might have against Landlord. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Guaranty against Guarantor. Guarantor hereby unconditionally and irrevocably waives any such defense.

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     9.   Termination of Guaranty.  This Guaranty shall terminate and be of no
          -----------------------
further force and effect if and after the Loan Obligations are paid in full, provided that such payment in full occurs prior to a foreclosure sale, judicial or non-judicial, conducted to enforce the Loan Obligations and to any deed given in lieu of such a foreclosure.

     10.  Guaranteed Party's Other Rights.  Guaranteed Party shall have the
          -------------------------------
following additional rights:

     10.1 Revival of Debt.  In the event that Guaranteed Party must return any
          ---------------
amount paid by Tenant in respect of the Guaranteed Obligations because Tenant has become subject to a proceeding under the Bankruptcy Code or any similar law, Guarantor's obligations under this Guaranty shall include that amount.

     10.2 No Marshalling.  Guaranteed Party has no obligation to marshal any
          --------------
assets in favor of Guarantor, or against or in payment of the Guaranteed Obligations or the Loan Obligations.

     10.3 Fees and Costs.  Guarantor will pay all of Guaranteed Party's fees and
          --------------
costs incurred in enforcing this Guaranty, including Guaranteed Party's reasonable attorneys' fees and costs.

     10.4 Assignment.  Guarantor may not assign its obligations or liabilities
          ----------
under this Guaranty. Subject to the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors,

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representatives and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Guaranty shall inure to the benefit of Guaranteed Party and its successors and assigns.

     11.  Miscellaneous.
          -------------
          11.1  Applicable Law.  The law of the state of California will apply
                --------------
to the interpretation and enforcement of this Guaranty.

          11.2  Rights Cumulative.  All of Guaranteed Party's rights under this
                -----------------
Guaranty are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or any other right of Guaranteed Party's not set forth in this Guaranty.

          11.3  Rules of Construction.  The following rules shall apply in
                ---------------------
interpreting the meaning of this Guaranty:

            (i) "Includes" and "including" are not limiting; and
           (ii) "Or" is not exclusive.

          11.4  Severability.  If any provision of this Guaranty is
                ------------
unenforceable, or otherwise invalid, the remaining provisions of this Guaranty shall be enforced to the fullest possible extent.

          11.5  Notices.  Guaranteed Party may give any notice to the Guarantor
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at the following address, until changed in writing by notice given by Guarantor to each of Landlord and Aetna:

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            4343 Von Karman Avenue
            Newport Beach, California  92660
            Attn:  President


          11.6       Headings; Number; Gender.  Section headings used in this
                     ------------------------
Guaranty are for convenience only. They are not a part of this Guaranty and shall not be used in construing it. Wherever appropriate in this Guaranty, the singular shall be deemed to also refer to the plural, and the plural to the singular, and pronouns of certain genders shall be deemed to include either or both of the other genders.

          11.7       Review of Documents.  Guarantor hereby acknowledges that it
                     -------------------
has copies of the Lease, including the Lease Amendment, and is fully familiar with the terms thereof.

          11.8       Consent to Subordination Non-Disturbance and Attornment
                     -------------------------------------------------------
Agreement.  Guarantor acknowledges that it has reviewed, and consents to the
- ---------
terms and provisions of that certain Amended and Restated Subordination Agreement and Agreement of Non-Disturbance and Attornment dated on or about the date hereof entered into by Aetna, Landlord and Tenant, with respect to the Lease.

          11.9       Acknowledgement of Waivers.  Guarantor acknowledges that
                     --------------------------
certain provisions of this Guaranty operate as waivers of rights that Guarantor would or may otherwise have under applicable law.

          IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

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

                              "Guarantor"

                              KOLL MANAGEMENT SERVICES, INC.
                              a Delaware corporation


                              By:
                                 ---------------------------------
                                  Its:
                                       ---------------------------

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